CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of JPMorgan Trust I of our reports dated December 22, 2017, relating to the financial statements and financial highlights for the funds constituting JPMorgan Trust I listed in Appendix A (the “Funds”), which appear in the Funds’ Annual Report on Form N-CSR for the year ended October 31, 2017. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 27, 2018

Appendix A

JPMorgan Emerging Economies Fund
JPMorgan Emerging Markets Equity Fund
JPMorgan Global Research Enhanced Index Fund
JPMorgan Global Unconstrained Equity Fund
JPMorgan International Equity Fund
JPMorgan International Equity Income Fund
JPMorgan International Unconstrained Equity Fund
JPMorgan International Value Fund
JPMorgan Intrepid International Fund JPMorgan Intrepid European Fund
JPMorgan Tax Aware Equity Fund
JPMorgan Tax Aware Real Return Fund
JPMorgan Opportunistic Equity Long/Short Fund
JPMorgan Research Market Neutral Fund
JPMorgan International Value SMA Fund
JPMorgan Tax Aware Real Return SMA Fund
JPMorgan Global Allocation Fund
JPMorgan Income Builder Fund JPMorgan Emerging Markets Strategic Debt Fund
JPMorgan Commodities Strategy Fund
JPMorgan Systematic Alpha Fund